Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of PowerFleet, Inc. on Form S-8 (Nos. 333-234081 and 333-234079) and on Form S-3 (No. 333-234703) of our report dated April 1, 2020, on our audit of the consolidated financial statements and financial statement schedule identified in Item 15 as of December 31, 2018, and for each of the two years then ended, which report is included in this Annual Report on Form 10-K.

/s/ EisnerAmper LLP

Iselin, New Jersey
April 7, 2020